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                                                                  Exhibit 15.2


                                ARTHUR ANDERSEN


                                                       ------------------------
                                                       Arthur Andersen LLP


July 29, 1999
                                                       ------------------------
                                                       One Financial Plaza
                                                       Hartford CT 06103-2699
                                                       860 280 0500
To Yankee Energy System, Inc.:

We are aware that Yankee Energy System, Inc. has incorporated by reference on its Registration Statement File No. 33-56323, its Form 10-Q for the quarter ended June 30, 1999, which includes our report dated July 29, 1999 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                              Very truly yours,

                                              Arthur Andersen LLP